1 Array Technologies 3Q 2021 Earnings Call November 11, 2021 Exhibit 99.2

2 Disclaimer Forward-Looking Statements and Other Information This presentation contains forward-looking statements, as the term is used within federal securities laws. All statements other than those of historical fact which appear in this presentation, including (without limitation) statements regarding our future results, financial positions, operations, business strategies, plans, objectives, expectations, intentions, and predictions, are forward-looking statements. Additional indicators that a statement is forward-looking may include the use of descriptors or qualifiers, such as: “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Important factors that could cause actual results to differ materially from our expectations include: (i) if demand for solar energy projects does not continue to grow or grows at a slower rate than we anticipate, our business will suffer; (ii) the viability and demand for solar energy are impacted by many factors outside of our control, which makes it difficult to predict our future prospects; (iii) a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment, could harm our business and negatively impact revenue, results of operations and cash flow; (iv) a drop in the price of electricity derived from the utility grid or from alternative energy sources may harm our business, financial condition, results of operations and prospects; (v) defects or performance problems in our products could result in loss of customers, reputational damage and decreased revenue, and we may face warranty, indemnity and product liability claims arising from defective products; (vi) an increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets could make it difficult for customers to finance the cost of a solar energy system and could reduce the demand for our products; (vii) existing electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; (viii) the interruption of the flow of materials from international vendors could disrupt our supply chain, including as a result of the imposition of additional duties, tariffs and other charges on imports and exports; (ix) changes in the U.S. trade environment, including the imposition of import tariffs, could adversely affect the amount or timing of our revenues, results of operations or cash flows; (x) the reduction, elimination or expiration of government incentives for, or regulations mandating the use of, renewable energy and solar energy specifically could reduce demand for solar energy systems and harm our business; (xi) if we fail to, or incur significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary rights, our business and results of operations could be materially harmed; (xii) we may need to defend ourselves against third-party claims that we are infringing, misappropriating or otherwise violating others’ intellectual property rights, which could divert management’s attention, cause us to incur significant costs and prevent us from selling or using the technology to which such rights relate; (xiii) significant changes in the cost of raw materials could adversely affect our financial performance; (xiv) we are dependent on transportation and logistics providers to deliver our products in a cost efficient manner, and disruptions to transportation and logistics, including increases in shipping costs, could adversely impact our financial condition and results of operations; (xv) the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers; (xv) we face risks related to actual or threatened health epidemics, such as the COVID-19 pandemic, and other outbreaks, which could significantly disrupt our manufacturing and operations; (xvii) provisions in our certificate of incorporation and our bylaws may delay or prevent a change of control; and (xviii) our planned acquisition of STI Norland. These forward-looking statements are only predictions. They relate to future events, performance, and variables, and involve risks and uncertainties both known and unknown. It is possible that levels of activity, performance or achievements will materially differ from what is implied by the forward-looking statements contained within this presentation and associated materials and explication. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events, or implications of certainty. The forward-looking statements in this presentation represent our expectations as of the date the presentation was created. We anticipate that subsequent events and developments will cause our expectations to change. We undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this presentation. Non-GAAP Financial Information This presentation includes unaudited financial measures that exclude items and therefore are not in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted Net Income. We define Adjusted EBITDA as net income (loss) plus (i) interest expense, (ii) other (income) expense, (iii) income tax expense (benefit), (iv) depreciation expense, (v) amortization of intangibles, (vi) equity based compensation, (vii) remeasurement of the fair value of contingent consideration, (viii) ERP implementation costs, (ix) certain legal expense, and (x) other costs. We define Adjusted Net Income as net income (loss) plus (i) amortization of intangibles, (ii) amortization of debt discount and issuance costs (iii) equity based compensation, (iv) remeasurement of the fair value of contingent consideration, (v) ERP implementation costs, (vi) certain legal expense, (vii) other costs, and (viii) income tax (expense) benefit of adjustments. A detailed reconciliation between GAAP results and results excluding special items (“non- GAAP”) is included within this presentation. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix for the reconciliations of certain non- GAAP financial measures to the comparable GAAP measures. Market and Industry Data This presentation also contains information regarding our market and our industry that is derived from third-party research and publications. That information may rely upon a number of assumptions and limitations, and we have not independently verified its accuracy or completeness.

3 Q3-2021 Earnings Call – Agenda Topic Presenter 1 Business Update Jim Fusaro, Chief Executive Officer 2 Results and Outlook Nipul Patel, Chief Financial Officer 3 STI Acquisition Brad Forth, Chairman Nipul Patel, Chief Financial Officer

4 Business Update Jim Fusaro

5 Q3 2021 Business Update “Go on Offense” Strategy Continues with STI Norland Acquisition • SPA signed to acquire STI Norland for approximately €570 million ($661 million(1)) in cash and stock • Creates global leader, expands international footprint and adds a lower-priced product offering ideally suited for emerging markets • Margin and EPS accretive with combined business expected to generate $200mm+ of Adjusted EBITDA in 2022 before synergies Margin Recovery Expected to Start in Q4 and Continue in 2022 • Q3 was last quarter where “legacy” orders were majority of shipments • “New” orders are at or above historical gross margins • Additional delays in delivery of “legacy” orders or further increases in logistics costs remain potential risks to margin recovery Short-Term Challenges Persist, but are Transitory • Panel availability and continued logistics challenges causing customers to delay project starts and our freight costs to rise • Customers and suppliers are adjusting to the new environment and normalization is in sight  stable (albeit higher) prices and longer lead times Long-Term Industry Tailwinds Growing Stronger • No project cancellations  customers reporting rapidly growing project pipelines across all geographies • Draft House reconciliation bill has 10-year ITC extension with a direct pay option • U.S. content ITC adder favors Array with our domestic supply chain  potential differentiator versus China-reliant competitors Order Book Underscores Strength of Tailwinds and Array Leadership • $1 Billion of executed contracts and awarded orders at September 30, 2021  new company record • 14% Growth quarter-over-quarter and 35% growth year-over-year • Taking market share as some competitors struggle in the current environment (1) Based on a $/€ FX rate of 1.16.

6 $416 $744 $1,005 $1,421 2020 2021 STI as of September 30, 2021 Pro Forma w/ STI $139.5 $192.1 2020 2021 Strong Growth Continues, Driven by Increasing Demand and Market Share Gains ► Significant revenue growth despite continued headwinds in commodities and logistics  1H Investments in U.S. supply chain paying dividends with greater component availability and fewer shipping delays ► Robust bookings growth reflects continued strong demand and market share gains  Third consecutive quarter with more than $300 million in bookings  September 30, 2021 order book is highest in company history  2020 Included $120 million of ITC-related orders – $0 in 2021 (1) Represents executed contracts & awarded orders (2) Based on approximately €359 million of backlog and awarded orders and a $/€ FX rate of 1.16. (3) As of September 30, 2021. Revenues ($mm) Order Book ($mm)(1) Key Takeaways Array has $1.4 billion in executed contracts and awarded orders pro forma for the acquisition of STI(3) as of September 30,Three months ended September 30, (2)

7 17.8% 13.2% 4.8% Mid to High Single Digits Mid to High Teens High Teens to Low Twenties Q1-2021 Q2-2021 Q3-2021 Q4-2021 1H-2022 2H-2022 ► Q3-2021 was last quarter where majority of shipments were orders placed prior to the changes to our quoting and procurement processes ► Margins should improve steadily as “new” orders constitute a growing percentage of shipments ► Gross margins on orders booked following the changes to our quoting and procurement processes are at or above levels achieved historically ► Changes to delivery schedules for “legacy” orders or further increases in logistics costs remain risks to margin recovery (1) Based on analysis performed on executed contracts and awarded orders and high probability pipeline at September 30, 2021 We Have Turned the Corner on Margins Gross Margin (%) Key Takeaways Expect Q3-2021 to be the bottom of the “V” for gross margins

8 Financial Update Nipul Patel

Q3 2021 Financial Results

ARRAY TECHNOLOGIES

Q3 Snapshot

($ in millions, except EPS Data)	Three Months Ended September 30, 2021	2020	Y/Y
Revenue	$192.1	$139.5	*+$52.6*
Gross profit	4.8%	19.2%	*(14.4%)*
Net income (loss) to Common Shareholders	($31.0)	($7.2)	*($23.8)*
Diluted EPS	($0.24)	($0.06)	*($0.18)*
Adjusted EBITDA[1]	($0.5)	$16.6	*($17.1)*
Adjusted net income[1]	($9.8)	$12.4	*($22.2)*
Adjusted EPS[1]	($0.07)	$0.10	*($0.17)*
Free Cash Flow[2]	($32.8)	$21.1	*($53.9)*

(1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure
(2) Free Cash Flow calculated as cash from (used in) operating activities less CAPEX

Y/Y Comparison

- Revenue up 37.7% due to orderbook conversion, increased demand for solar trackers and market share gains
- Gross profit down 14.4% due to "hangover" effect from shipments of orders booked under old quoting and procurement processes as well as logistics headwinds that added to inbound and outbound freight costs
- Adjusted EBITDA loss of $0.5 million due to lower gross margins and higher SG&A from public company costs and higher payroll related costs as a result of an increase in headcount
- Use of cash driven primarily by a larger net loss coupled with an investment in inventory to increase safety stock and support expected higher shipments in the coming quarters

9

10 2021 Outlook ► Projects have continued to shift out in 2022, but no projects have been cancelled ► Increased logistics costs were contemplated in our guidance, but are coming in on the high end of expectations ► Expect full year Revenue and Adjusted EBITDA within our guidance range, but on the lower end due to these factors Change in the Macro Environment Since Last Quarter Impact on Solar Market Impact on Array ► Shipping costs have continued to increase driven by higher fuel costs and tightening availability of both ocean and overland freight ► Port congestion has gotten progressively worse ► Module availability and forecasted availability has tightened on WRO and ACV/AD potential rulings ► Tight labor market, particularly for construction trades ► Project starts being delayed from 2021 to 2022 for a variety of reasons:  Materials not available to begin construction  Accommodate design changes driven by new modules being specified  EPC not available  Decided to wait for lower prices (rare) Expect full year results at the lower end of guidance

11 Acquisition of STI Norland Brad Forth | Nipul Patel

STI Norland Overview

ARRAY TECHNOLOGIES

Company Description

- Leading European manufacturer of trackers
  - Founded in 1996; began supplying trackers in 2002
  - Over 12 GW of trackers shipped or awarded
- Headquartered in Pamplona, Spain with manufacturing facilities in Spain and Brazil
- Produces "dual-row" tracker system
  - One motor for every *two* rows
  - Low cost architecture that is well suited to irregular terrain and regions with low wind and snow load requirements
- Leading positions in Iberia and Latin America[1]
  - Top 5 globally
  - Top 3 in Spain
  - #1 in Brazil
- Owned by founder's family and a Spanish private equity firm

Key Figures[2]	
LTM Revenues ($mm)	$213
LTM Gross Margin (%)	30%
LTM EBITDA ($mm)	$45
LTM EBITDA Margin (%)	21%
Headcount	~200
Backlog & Awarded Orders ($mm)	$416[3]

(1) Based on Wood Mackenzie data
(2) Based on a $/€ FX rate of 1.16. LTM figures are for the last 12 months ended September 30, 2021.
(3) As of September 30, 2021.

12

Key Transaction Benefits

ARRAY TECHNOLOGIES

Establishes Array as Global Leader	• Creates largest solar tracker company in the world with leading positions in the United States, LatAm and Europe
Makes Array a Leader in Brazil	• STI Norland is the leading provider of trackers in Brazil and significantly larger than the next largest competitor
Solidifies Relationships with Key Intl. Customers	• STI Norland has longstanding relationships with Acciona Energia, Iberdrola, Enel Green Power and EDP Renewables
Brings Lower-Cost Product Ideal for Intl. Markets	• Reliable, dual row tracker system that is ideal for certain international markets
Creates Opportunity to Sell DuraTrack Through STI Channel	• Opportunity to drive incremental sales by offering Array DuraTrack® products through STI Norland's sales channel
Enhances Geographic and Customer Diversity	• Limited, if any, geographic or customer overlap between Array and STI Norland
Accelerates International Expansion Plans	• Combined company expected to generate approximately 30% of its revenues from projects outside of the U.S. in 2022
Significantly Accretive Before Synergies	• Margin and EPS accretive with combined business expected to generate $200M+ of Adjusted EBITDA in 2022 before synergies
Creates Opportunities for Significant Cost Reduction	• $750+ million of combined purchasing creates opportunities for cost savings

13

Creating the Global Leader

ARRAY TECHNOLOGIES

Array

- U.S. leader
- 30+ GW shipped
- Lowest lifetime cost system
- $1 Billion order book[(1)]



STI

- LatAm leader / Top 5 in Europe
- 12 GW shipped or awarded
- Low upfront cost system
- $416 Million order book[(1)]



Combined Company

- **Global leader**
- **42+ GW shipped or awarded – *equivalent to 23% of the installed utility-scale capacity in North America, Europe, LatAm and Australia*[(2)]**
- **Full product suite to meet customer needs**
- **$1.4 Billion order book[(1)]**



Established Presence   Emerging Presence

Array will have unparalleled coverage of the largest markets for utility-scale solar outside of China and India

(1) Based on executed contracts and awarded orders as of September 30, 2021.
(2) Based on estimated installed capacity of 183 GW at the end of 2021 as per BloombergNEF.

14

15 STI Competitive Position Region/Country Ranking(1) Selected Customers Brazil #1 • Acciona • AES • Canadian Solar • EDP • Elecnor • Engie • Iberdrola • Patria • Perfin • Solarpack • WEG Spain Top 3 Other Latin America Top 3 U.S. Limited Presence (Almost no overlap with Array) Array and STI Norland are highly complementary with almost no customer overlap (1) Based on Wood Mackenzie data.

16 Other International 39% Brazil 61% STI Norland Financial Snapshot Revenues (€MM) Adjusted EBITDA (€MM) Geographic Mix(2) € 13.1 € 42.5 € 47.0 € 60.8 2019 2020 2021 ≥ ≤ Sellers get maximum earnout Sellers get no earnout % Growth 91% 10%+ % Margin 13% 21% 20%+ Note: All figures are preliminary. 2021 Adjusted EBITDA amounts correspond to certain thresholds for the seller to receive an earnout payment and are not necessarily indicative of the actual results that will be achieved. 2021 Revenue amounts are implied by taking an assumed gross margin (%) and applying it to the implied gross profit ($) based on the Adjusted EBITDA range presented. (1) STI Norland’s shareholders are eligible for an earnout payment of up to €55 million in cash based on the amount of EBITDA generated by the business in excess of €47 million for the full year 2021. (2) Revenue mix data based on results for the nine months ended September 30, 2021. STI Norland has delivered industry-leading growth and margins in the international market(2) € 104.7 € 199.8 € 225.0 € 255.0 2019 2020 2021 (1)

17 Brazil Solar Market Overview Generation Capacity by Type (GWdc) ► Large and growing economy (213M population, $1.9T GDP) ► Generation capacity projected to grow 34% over the next 10 years to support growing demand for electricity(1)  Compares with 23% for the U.S.(1) ► Electricity supply has been reliant on hydroelectric power, causing extreme price volatility during periods when reservoirs are low ► Recent droughts, coupled with attractive LCOEs, have led to a significant increase in demand for solar  Brazil has third best solar resource globally (after U.S. and Mexico)(1)  Trackers are widely used (even for small-scale ground-mount projects) with a 90%+ adoption rate ► Solar capacity is forecast to grow 400% from 2020 through 2030(1) 8 40 2010 2020 2030 Solar PV Hydro Wind All Other 111 GW 179 GW 240 GW +61% +34% Brazil is an attractive market for solar with more than 30 GWs of installations expected from 2020 to 2030(1) (1) Based on IHS research estimates. 8 +400%

Brazil Near-Term Growth Opportunity

ARRAY TECHNOLOGIES

Market Dynamics

- Market historically driven by government energy auctions
- Recently transitioned to private PPAs driven by strong demand from industrial customers seeking to reduce their energy costs
- Solar is highly competitive with other forms of generation, with recent auction prices of ~R$122-137/MWh (~$22-25/MWh)
- Utility-scale projects benefit from a 50% discount on transmission and distribution tariffs
- To be eligible for the discount, projects must register before March 2022 after which they have four years to reach COD
- Sunsetting of the transmission discount is driving significant near-term order growth as customers seek to lock-in equipment supply to meet the deadlines

Brazil Solar Installations (GW_{dc})



Implies $1+ Billion of Tracker Demand(1)
0.8
1.2
3.0
5.0
4.8
2019
2020
2021
2022
2023

Brazilian demand for trackers is expected to be very strong over the next several years as customers accelerate projects to ensure eligibility for discounted transmission tariffs

(1) At current FX rates.

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19 Transaction Overview Closing • Expected closing in the first quarter of 2022, but not earlier than January 11, 2022 Lock-Up • Sellers are subject to a six month lockup(2) Purchase Price • €570 million “headline” enterprise value • Adjusted for cash, debt, working capital and certain other items to determine the purchase price Cash Consideration • Approximately €351 million ($407 million(1)) at closing • Up to an additional €55 million payable in 2022 based on the amount that full year 2021 EBITDA exceeds €47 million Stock Consideration • 13.9 million shares of Array common stock • The largest of the three selling shareholders will own less than 5% of Array’s common stock Financing • Combination of cash on hand, new debt financing and $100 million of additional Series A Preferred Stock (1) Based on a $/€ FX rate of 1.16. (2) Array is required to file a registration statement on behalf of the sellers covering 20% of the shares they receive in the transaction if Array’s shares appreciate above a threshold price for 10 consecutive trading days, beginning on the date that is three months after closing prior to the expiration of the lock-up

20 Pro Forma Capitalization and Share Count ($ in millions, except shares outstanding) Array STI (1) Transaction Financing Pro Forma Cash $116.4 $32.7(2) – $149.1 Total Debt(3) 327.9 40.8 325.0 693.7 Series A Preferred Stock(3) 350.0 – 100.0 450.0 Common Shares Outstanding (MM) 134.9 n/a To Sellers: 13.9 To Series A Pref Investors: 2.3 151.1 As of September 30, 2021 (1) Based on a $/€ FX rate of 1.16. (2) Net of estimated transaction expenses to be paid by STI Norland. (3) Represents principal amounts outstanding which may be different from GAAP carrying values on our financial statements. Array will finalize its financing plan between signing and the closing next year

21 Appendix

22 Adjusted EBITDA Reconciliation ($ in millions) (a) Represents consulting costs associated with our enterprise resource planning system implementation. (b) Represents certain legal fees and other related costs associated with (i) a patent infringement action against a competitor for which a judgement has been entered in our favor and successful defense of a related matter, (ii) a pending action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets, and (iii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business. (c) For the three months ended September 30, 2021, other costs represent (i) $3.6 million of certain logistics and other costs incurred primarily due to supplier constraints and port issues which we do not expect to occur on an ongoing basis (ii) $1.0 million certain costs related to M&A activities (iii) recovery of certain professional fees & payroll related costs we do not expect to incur in the future of $0.5 million. For the three months ended September 30, 2020, other costs were not incurred. For the nine months ended September 30, 2021, other costs represent (i) $6.7 million of one-time logistics charges incurred primarily due to supplier constraints and port issues (ii) Certain costs associated with our IPO and Follow-on Offering of $1.9 million, (iii) $1.7 million of certain costs related to M&A activities (iv) Certain professional fees & payroll related costs we do not expect to incur in the future of $1.3 million. For the nine months ended September 30, 2020, other costs represent (i) Certain professional fees & payroll related costs we do not expect to incur in the future of $0.3 million. Adjusted EBITDA Three Months Ended September 30, Nine Months Ended September 30, 2021 2020 2021 2020 Net income (loss) $ (31.0) $ (7.2) $ (28.2) $ 68.8 Preferred dividends and accretion 5.5 — 5.5 — Interest expense, net 13.1 0.7 28.8 8.3 Other expense, net 0.3 0.0 0.5 2.2 Income tax expense (benefit) (4.0) 1.4 (4.0) 18.1 Depreciation expense 0.6 0.6 1.8 1.7 Amortization of intangibles 5.9 6.3 17.6 18.9 Equity-based compensation 2.2 0.9 14.3 3.3 Contingent consideration 0.9 13.6 1.1 16.0 ERP implementation costs(a) — 0.4 — 1.9 Legal expense(b) 0.9 0.1 1.0 0.9 Other costs(c) 5.1 — 11.7 0.3 Adjusted EBITDA $ (0.5) $ 16.6 $ 50.1 $ 140.5

23 Adjusted Net Income Reconciliation Adjusted Net Income ($ in millions) (a) Represents consulting costs associated with our enterprise resource planning system implementation. (b) Represents certain legal fees and other related costs associated with (i) a patent infringement action against a competitor for which a judgement has been entered in our favor and successful defense of a related matter,(ii) a pending action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets, and (iii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business. (c) For the three months ended September 30, 2021, other costs represent (i) $3.6 million of certain logistics and other costs incurred primarily due to supplier constraints and port issues which we do not expect to occur on an ongoing basis (ii) $1.0 million certain costs related to M&A activities (iii) recovery of certain professional fees & payroll related costs we do not expect to incur in the future of $0.5 million. For the three months ended September 30, 2020, other costs were not incurred. For the nine months ended September 30, 2021, other costs represent (i) $6.7 million of one-time logistics charges incurred primarily due to supplier constraints and port issues (ii) Certain costs associated with our IPO and Follow-on Offering of $1.9 million, (iii) $1.7 million in certain costs related to M&A activities (iv) Certain professional fees & payroll related costs we do not expect to incur in the future of $1.3 million. For the nine months ended September 30, 2020, other costs represent (i) $2.2 million to the former majority shareholder in connection with tax benefits received as part of the CARES act and (ii) Certain professional fees & payroll related costs we do not expect to incur in the future of $0.3 million. (d) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax. Three Months Ended September 30, Nine Months Ended September 30, 2021 2020 2021 2020 Net income (loss) $ (31.0) $ (7.2) $ (28.2) $ 68.8 Accretion of Series A Preferred 2.7 — 2.7 — Amortization of intangibles 5.9 6.3 17.6 18.9 Amortization of debt discount and issuance costs 8.9 — 14.0 2.2 Equity-based compensation 2.2 0.9 14.3 3.3 Contingent consideration 0.9 13.6 1.1 16.0 ERP implementation costs(a) — 0.4 — 1.9 Legal expense(b) 0.9 0.1 1.0 0.9 Other costs(c) 5.1 — 11.7 2.6 Income tax expense of adjustments(d) (5.3) (1.6) (11.8) (6.2) Non-recurring income tax adjustments related to the IRS settlement and CARES Act — — — (6.6) Adjusted Net Income (loss) $ (9.8) $ 12.4 $ 22.4 $ 101.8